EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hypertension Diagnostics, Inc. 1995 Long-Term Incentive and Stock Option Plan and the Hypertension Diagnostics, Inc. 1998 Stock Option Plan of our report dated August 16, 1999, with respect to the financial statements of Hypertension Diagnostics, Inc. incorporated by reference included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 24, 2000

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